Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:         Durus Capital Management, LLC

Date of Event Requiring Statement:  December 27, 2002

Issuer Name and Ticker Symbol:      Novoste Corporation (NOVT)

Joint Filer Names and addresses:

Scott Sacane, 20 Marshall Street, Suite 320, South Norwalk, CT 06854


Signatures:

Durus Capital Management, LLC



By:    /s/ Scott Sacane
       -----------------------
Name:  Scott Sacane
Title: Managing Member

/s/ Scott Sacane
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Scott Sacane